UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Energy XXI Gulf Coast, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	20-4278595
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1021 Main, Suite 2626

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e) , check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: None

Securities to be registered pursuant to Section 12(g) of the Act: None

Explanatory Note

We are refiling our Form 8-A that was filed with the Securities and Exchange Commission on February 24, 2017 solely to reflect the title of the securities to be registered on The NASDAQ Stock Market LLC pursuant to Section 12(b) of the Act on the front cover page. The information contained in this Form 8-A/A is otherwise identical to the information contained in the original Form 8-A filing.

Item 1. Description of Registrant’s Securities to be Registered

Energy XXI Gulf Coast, Inc. (the “Registrant”) hereby incorporates by reference the description of its Common Stock, par value $0.01 per share, to be registered hereunder contained under the heading “Description of Securities” in the Registrant’s Registration Statement on Form S-8 (File No. 333-215587), as originally filed with the Securities and Exchange Commission on January 17, 2017, as amended (the “Registration Statement”).

The Registrant’s common stock to be registered hereunder has been approved for listing on the NASDAQ Global Select Market of The NASDAQ Stock Market LLC under the symbol “EXXI”.

Item 2. Exhibits

Pursuant to the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 27, 2017	By:	/s/ Michael S. Reddin
Michael S. Reddin
Interim Chief Executive Officer